EXHIBIT 8.1

                         SUBSIDIARIES OF THE REGISTRANT



                     JURISDICTION OF            SHAREHOLDING  AT
NAME                  INCORPORATION               END OF YEAR
----                 --------------             ----------------
Digital Labs Inc.      Alberta                      100%

Pearson Finance
  Group Ltd.           Alberta                      100%